UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 3, 2017

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RealPage, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Lakeside Blvd. Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 820-3000
(Former name or former address, if changed since last report)

 ______________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement and Incremental Amendment

On April 3, 2017, RealPage, Inc., a Delaware corporation (“RealPage”), entered into the Fourth Amendment to Credit Agreement (the “Amendment”) among RealPage, the subsidiaries of RealPage party thereto, the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Amendment amends certain terms of RealPage’s Credit Agreement, dated as of September 30, 2014 (as amended, the “Credit Agreement”), to, among other things, (i) provide for an additional pricing tier for interest rates and fees if RealPage’s consolidated net leverage ratio equals or exceeds 4.00 to 1.00, (ii) add a new financial covenant requiring RealPage to comply with a maximum consolidated senior secured net leverage ratio of 3.50 to 1.00, determined in accordance with the terms of the Credit Agreement, with the ability to increase this ratio to 3.75 to 1.00 for a period of one year in connection with certain permitted acquisitions, subject to such additional requirements and limitations as provided in the Amendment, and (iii) increase the maximum consolidated net leverage ratio financial covenant to 4.00 to 1.00, with an automatic increase in the ratio to 5.00 to 1.00, once during the term of the Agreement and for a period of two consecutive fiscal quarters, in connection with certain acquisitions having aggregate consideration equal to or greater than $150 million and occurring within a specified time period following an unsecured debt issuance that exceeds $225 million, with incremental step downs until the ratio returns to 4.00 to 1.00.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with RealPage or RealPage’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Credit Agreement were previously disclosed in RealPage’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 1, 2014, February 26, 2016 and February 27, 2017, and are incorporated herein by reference.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which RealPage will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ W. Bryan Hill
W. Bryan Hill, Executive Vice President, Chief Financial Officer and Treasurer

Date: April 4, 2017